UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

Xterax Corporation II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43451	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 N. Federal Hwy, Suite 200 Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-0090

Karman Line Acquisition Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	XTERU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	XTER	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	XTERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 19, 2026, Xterax Corporation II (f/k/a Karman Line Acquisition Corp.) (the “Company”) held an extraordinary general meeting of its shareholders (the “Extraordinary General Meeting”). As of the close of business on September 15, 2026, the record date for the Extraordinary General Meeting, there were 27,316,667 ordinary shares of the Company issued and outstanding and entitled to vote, consisting of 20,650,000 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and 6,666,667 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”). A total of 23,394,375 ordinary shares, representing approximately 85.6% of the ordinary shares issued and outstanding and entitled to vote, were present virtually or represented by proxy at the Extraordinary General Meeting, constituting a quorum. On each proposal, the Class A Ordinary Shares and the Class B Ordinary Shares voted together as a single class.

At the Extraordinary General Meeting, the Company’s shareholders approved (i) by special resolution, a proposal to change the name of the Company from “Karman Line Acquisition Corp.” to “Xterax Corporation II” (the “Name Change”) and, immediately following the Name Change, to adopt the Company’s second amended and restated memorandum and articles of association (the “Second A&R M&A”) in substitution for, and to the exclusion of, the Company’s existing amended and restated memorandum and articles of association, to reflect the Name Change (the “Name Change Proposal”), and (ii) by ordinary resolution, a proposal to adjourn the Extraordinary General Meeting to a later date or dates, or indefinitely, if necessary or convenient, to permit further solicitation of proxies if there were not sufficient votes to approve the Name Change Proposal, or if the Company’s board of directors determined that additional time was necessary to effectuate the Name Change (the “Adjournment Proposal”). Each of the proposals was described in additional detail in the Company’s definitive proxy statement, dated September 25, 2026 (the “Proxy Statement”).

1.	The Name Change Proposal. The Name Change Proposal was approved. The final voting tabulation for this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
23,393,969	4	402	0

2.	The Adjournment Proposal. The Adjournment Proposal was approved. The final voting tabulation for this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
23,394,371	4	0	0

Because the Name Change Proposal was approved, the Extraordinary General Meeting was not adjourned.

Under Cayman Islands law, the Name Change and the Second A&R M&A took effect upon approval of the Name Change Proposal. The Company will file the special resolution and the Second A&R M&A with the Registrar of Companies of the Cayman Islands. Other than the Name Change and conforming changes to reflect the Name Change, the Second A&R M&A does not change the Company’s amended and restated memorandum and articles of association in effect immediately prior to the Extraordinary General Meeting. The foregoing description of the Second A&R M&A does not purport to be complete and is qualified in its entirety by reference to the full text of the Second A&R M&A, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

In connection with the Name Change, the Company’s units, Class A Ordinary Shares and warrants will continue to trade on The Nasdaq Stock Market LLC under the symbols “XTERU,” “XTER” and “XTERW,” respectively. The CUSIP numbers for the Company’s units, Class A Ordinary Shares and warrants did not change as a result of the Name Change, and holders of the Company’s securities are not required to take any action in connection with the Name Change.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum and Articles of Association of Xterax Corporation II, adopted by special resolution on October 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2026	XTERAX CORPORATION II

	By:	/s/ Richard Davis
	Name:	Richard Davis
	Title:	Chief Executive Officer

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